Explanatory Note

Jet Token Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 13.2.

PART III

INDEX TO EXHIBITS

1	Posting Agreement with StartEngine Primary, LLC **
2.1	Amended and Restated Certificate of Incorporation, as amended (incorporated herein by reference to the copy submitted as Exhibit 2.1 to the Company’s Amendment No. 1 to the Offering Statement on Form 1-A, filed on December 12, 2019)
2.2	Bylaws, as amended (incorporated herein by reference to the copy submitted as Exhibit 2.2 to the Company’s Offering Statement on Form 1-A, filed on October 29, 2019)
4.1	Form of Subscription Agreement **
4.2	Amended and Restated Irrevocable Power of Attorney
6.1	WeWork Membership Agreement between the Company and 10845 Griffith Peak Drive Tenant LLC dated July 17, 2019 (incorporated herein by reference to the copy submitted as Exhibit 6.1 to the Company’s Amendment No. 1 to the Offering Statement on Form 1-A, filed on December 12, 2019)
6.2	Amendments to WeWork Membership Agreement between the Company and 10845 Griffith Peak Drive Tenant LLC dated November 25, 2020 and March 4, 2021, respectively. **
6.3	Executive Aircraft Management and Charter Services Agreement between Jet Token Management Inc., a subsidiary of the Company, and Great Western Air, LLC (DBA Cirrus Aviation Services, LLC) dated as of November 16, 2020 (incorporated herein by reference to the copy submitted as Exhibit 6.1 to the Form 1-U filed on November 17, 2020)
6.4	Amended and Restated 2018 Stock Option and Grant Plan (incorporated herein by reference to the copy submitted as Exhibit 6.3 to the Company’s Offering Statement on Form 1-A, filed on October 29, 2019)
6.5	Offer Letter between the Company and George Murnane (incorporated herein by reference to the copy submitted as Exhibit 6.4 to the Company’s Offering Statement on Form 1-A, filed on October 29, 2019)
6.6	Incentive Stock Option Agreements between the Company and George Murnane dated as of September 23, 2019 (incorporated herein by reference to the copy submitted as Exhibit 6.5 to the Company’s Offering Statement on Form 1-A, filed on October 29, 2019)
6.7	Amendment No. 1 and Amendment No. 2 to Jet Token, Inc. Amended And Restated 2018 Stock Option and Grant Plan **
6.8	Engagement Letter between Sutton View Advisors LLC and the Company dated October 9, 2018 (incorporated herein by reference to the copy submitted as Exhibit 6.6 to the Company’s Amendment No. 2 to the Offering Statement on Form 1-A, filed on January 16, 2020)
6.9	HondaJet Fleet Purchase Agreement, dated as of December 4, 2020, between Galilee LLC, a subsidiary of the Company, and Honda Aircraft Company, LLC (incorporated herein by reference to the copy submitted as Exhibit 6.1 to the Form 1-U filed on December 11, 2020)
6.10	Share Exchange Agreement, dated as of January 22, 2021, between the Company and Michael Winston. **
8	Escrow Agreement **
11	Auditor’s Consent **
12	Opinion of CrowdCheck Law, LLP **
13	Testing the waters materials **
13.2	Additional testing the waters materials

** Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on May 25, 2021.

Jet Token Inc.
By	/s/ George Murnane
George Murnane, Chief Executive Officer and President

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ George Murnane
George Murnane, Chief Executive Officer and President
Date: May 25, 2021.

/s/ Michael D Winston, CFA
Michael D. Winston, Founder and Executive Chairman, Treasurer

Principal Financial Officer, Principal Accounting Officer
Date: May 25, 2021.